Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
of The Savannah Bancorp, Inc.
Savannah, Georgia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 8, 2007, relating to the consolidated financial statements for the year ended December 31, 2006 of The Savannah Bancorp, Inc. appearing in the Company’s Annual Report on Form 10-K.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Atlanta, Georgia
November 17, 2009